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                          MANAGEMENT RIGHTS AGREEMENT

     MANAGEMENT RIGHTS AGREEMENT, dated as of     , 2000, between Baring Asia
Private Equity Investments XIX Limited ("Asia") and SkyAuction.com, Inc., a Delaware company ("SkyAuction") or (the "Company").

     WITNESSETH:

     WHEREAS, it is the intention of Asia that at all times beginning with the date that it first acquires a long-term investment, it will be treated as a "venture capital operating company" ("VCOC") for purposes of the Employee Retirement Income Securities Act of 1974, as amended, and the regulations promulgated thereunder ("ERISA"), which undertaking requires it to obtain certain management rights in companies in which its invests and exercise those management rights which are provided to it by such companies; and

     WHEREAS, Asia was formed for the purpose of making investments in venture capital transactions and it intends to invest in SkyAuction.com, Inc.; and

     WHEREAS, the parties desire to enter into this Agreement to create and set out certain "contractual management rights" that Asia will have with respect to SkyAuction.com, Inc. within the meaning of ERISA.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreement herein contained, the parties hereto do hereby agree as follows;

     1. Contractual Management Rights. SkyAuction.com. Inc. agrees that it will provide Asia with the following "contractual management rights" within the meaning of ERISA:

     (a) The right to appoint a person reasonably acceptable to the Company as a non-voting observer (a "No-Voting Observer") to the Board of the Company and to each committee of the Board, it being understood that Asia may from time to time change the designation of such Non-Voting Observer subject to such observer being reasonably acceptable to the Company. Any such Non-Voting Observer shall be: (i) permitted to attend meetings of the Board of the Company, or each committee of the Board in person or telephonically; and (ii) notified of any meeting of any such board of directors or committee, including such meeting's time and place, in the same manner as directors of the Company, and shall have the same access to information (including any copies of all materials distributed to members of the Board or a committee thereof) concerning the business and operations of the Company and at the same time as

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directors of the Company, and shall have the same access to information
(including any copies of all materials distributed to members of the Board or a committee thereof) concerning the business and operations of the Company and at the same time as directors of the Company and shall be entitled to participate in discussions and consult with and make proposals and furnish advice to, such board of directors or committee, without voting, provided, however, that the Company shall not be under any obligation to take any action with respect to any proposals made or advice furnished by any Non-Voting Observer, other than to take such proposals or advice seriously and to give due consideration thereto.

     (b) Upon reasonable written request to the Company (and subject to Asia's delivery of a suitable confidentia1ity undertaking as required by the Company) the right to: (i) receive management accounts of the Company and its subsidiaries, including a balance sheet and profit and loss account; (ii) receive on an annual basis, budgets and cash flow forecasts of the Company and its subsidiaries (to the extent reasonably available); (iii) visit and inspect any of the properties of the Company; and (iv) receive such additional information as Asia may at any time reasonably request.

     (c) The right to meet with such management personnel of the Company as may reasonably be designated by the Company, upon reasonable notice to the Company, for the purpose of consu1t1ng with, advising and influencing management, obtaining information, including any information designated as Confidential Information by the Company, subject to Asia's representative entering into a confidentiality agreement as required by the Company's counsel, regarding the business and prospects of the Company or expressing the views of Asia on such matters. The Company agrees to give due consideration to the advice given and any proposals made by Asia.

     2. Amendment. This Agreement may be amended by a document which indicates that it is intended to be an amendment hereto and which is executed by Asia and SkyAuction.com, Inc. The parties agree that if legal counsel for Asia reasonably concludes that the rights granted hereby should be altered to preserve the qualification of Asia as a VCOC, or otherwise to ensure that the assets of Asia are not considered "plan assets" of Asia for the purposes of ERISA, the Company will consider in good faith any amendments to this Agreement to effect such alterations.

     3. Governing Law. This Agreement shall be governed by laws of the State of Delaware.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized agents.

                          By: Baring Asia Private Equity Investments XIX Limited



                                   By: /s/ C. A. E. Helyar
                                       -----------------------------------------
                                         Title:  Director

                          By: SkyAuction.com, Inc.




                                  By:  /s/ Michael N. Hering
                                       -----------------------------------------
                                         Title:  CEO